Exhibit 10.1
THIRD AMENDMENT TO LEASE
     THIS THIRD AMENDMENT TO LEASE (this “Amendment”) is made as of the Amendment Date (as hereinafter defined) by and between TOWER PLACE, L.P., a Georgia limited partnership (“Landlord”) and RMS TITANIC, INC., a Florida corporation (“Tenant”).
RECITALS
     Landlord and Tenant have previously entered into that certain Tower Place Office Lease dated March 27, 2000 as amended by that certain First Amendment of Lease dated August 8, 2003 and further amended by that certain Second Amendment to Lease dated November 8, 2005 (collectively, the “Lease”) for the lease of approximately 6,086 rentable square feet of space, more commonly known as Suite 2250 Tower Place, 3340 Peachtree Road, NE (the “Existing Premises”) located within Tower Place, Atlanta, Fulton County, Georgia.
     Landlord and Tenant desire to amend the Lease as more particularly set forth below.
     NOW, THEREFORE, for and in consideration of Ten and No/100 Dollars ($10.00) and other good and valuable consideration in hand paid by each party hereto to the other, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows:
1. Definitions. All capitalized terms used herein but undefined shall have the meaning as defined in the Lease. For purposes of the Lease, and this Amendment, the following term shall mean the following:
     “Landlord Entities” shall mean Landlord, Landlord’s investment manager, and the trustees, boards of directors, officers, general partners, beneficiaries, stockholders, employees and agents of each of them.
2. Expansion Space. Commencing on May 1, 2006 (the “Effective Date”), the Premises shall be expanded to also include that certain additional space as more particularly described on Exhibit “A” attached hereto and incorporated herein by reference (the “Second Expansion Space”) containing approximately 3,563 rentable square feet. Commencing on the Effective Date, the Premises shall be defined as the Existing Premises, the Expansion Space and the Second Expansion Space and shall consist of an agreed area of 9,649 rentable square feet.
3. Change in Tenant’s Share. Commencing on the Effective Date, Tenant’s Share (as defined in Section 1.1(k) of the Lease) shall be increased to 1.58%.
4. Rent.
     (a) As of the Effective Date, the Base Rental for the Second Expansion Space shall be payable according to the following schedule:

Period		Rentable Square	Annual Base Rental	Annual Base	Monthly Installment
from	through	Footage	Per Square Foot	Rental	of Base Rental
5/1/2006	8/31/2006	3,563	$24.69	$87,970.44	$7,330.87
9/1/2006	8/31/2007	3,563	$25.43	$90,609.60	$7,550.80
9/1/2007	8/31/2008	3,563	$26.19	$93,327.84	$7,777.32
9/1/2008	2/28/2009	3,563	$26.98	$96,127.68	$8,010.64
     (b) All Rent payable by Tenant shall be paid to Landlord at the following address:

If by U.S. Mail:	Tower Place, L.P. 75 Remittance Drive Suite 6706 Chicago, IL 60675-6706
If by Overnight Delivery:	LB Overnite: Tower Place, L.P. 350 N. Orleans Receipt & Dispatch, 8th Floor Lockbox #6706 Chicago, IL 60654
If By Wire Transfer:	The Northern Trust Company 50 South LaSalle Street Chicago, IL 60675 ABA No.: For Credit to: Tower Place, a Property of Tower Place, L.P., by RREEF Management Company Account No.:
     (c) Notwithstanding anything herein to the contrary, Tenant hereby acknowledges and agrees that Tenant shall continue to pay Base Rental for the Existing Premises for the remainder of the Lease Term in accordance with the terms of Section 6 of the First Amendment of Lease and for the Expansion Premises for the remainder of the Lease Term in accordance with the terms of Section 5 of the Second Amendment to Lease.
5. Landlord’s Notice Address. Notwithstanding anything to the contrary contained in the Lease, pursuant to Section 8.1 of the Lease, Landlord’s address for notices shall be:
     To Landlord:
Tower Place, L.P.
c/o RREEF
3340 Peachtree Road, NE, Suite 250
Atlanta, Georgia 30326
Attn: Faye Z. Phillips
     and
Tower Place, L.P.
c/o Regent Partners, LLC
3348 Peachtree Road, NE, Suite 1000
Atlanta, Georgia 30326-1008
Attn: Debra Cobbs
6. Miscellaneous.
     (a) Tenant accepts the Premises in their “as-is” condition subject to Landlord’s obligation to complete Landlord’s Work.
     (b) Tenant represents to Landlord that, as of the date hereof, Landlord is not in default of the Lease.
     (c) For purposes of this Amendment, the term “Amendment Date” shall mean the date upon which this Amendment is signed by Landlord or Tenant, whichever is later.
     (d) Except as amended hereby, the Lease shall be and remain in full force and effect and unchanged. As amended hereby, the Lease is hereby ratified and confirmed by Landlord and Tenant. To the extent the terms hereof are inconsistent with the terms of the Lease, the terms hereof shall control.

     (e) The submission of this Amendment to Tenant for examination or consideration does not constitute an offer to amend the Lease, and this Amendment shall become effective only upon the execution and delivery thereof by Landlord and Tenant.
     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and sealed as of the Amendment Date.

Date:	LANDLORD:

TOWER PLACE, L.P., a Georgia limited partnership

By: RREEF America REIT III Corp. O, a Maryland corporation, general partner

By: RREEF Management Company, a Delaware corporation, Authorized Agent

By:

Faye Phillips Vice President — District Manager

Date:	TENANT:

RMS TITANIC, INC., a Florida corporation

By:

Name:

Title:

Attest:

Name:

Title:

[CORPORATE SEAL]

EXHIBIT A — SECOND EXPANSION SPACE
This Exhibit A is attached to and made a part of the Third Amendment to Lease, Reference Date of ______ ___, 2006, between Tower Place, L.P., as Landlord and RMS Titanic, Inc., as Tenant.
Exhibit A is intended only to show the general layout of the Second Expansion Space. It is not to be scaled; any measurements or distances shown should be taken as approximate.

EXHIBIT “B” — LANDLORD WORK
This Exhibit “B” is attached to and made a part of the Third Amendment to Lease, Reference Date of ______ ___, 2006, between Tower Place, L.P., as Landlord and RMS Titanic, Inc., as Tenant
     1. Premises Leased “As Is”. Tenant and Landlord agree and Tenant acknowledges that the Premises are in all respects being leased by Landlord to Tenant, and shall be accepted by Tenant, in their current “AS IS/WHERE IS” condition and that Landlord has and shall have no obligation or duty whatsoever to make any alterations, repairs or improvements of any kind or nature in or to the Premises in order to prepare same for Tenant’s occupancy, except for such alterations, repairs or improvements, if any, as may be expressly provided in Paragraph 2 below.
     2. Landlord’s Work. Landlord agrees to construct the Premises based upon a mutually accepted plan with building standard finishes.
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